Exhbit 10.10

THE PEP BOYS –
MANNY, MOE & JACK PENSION PLAN

AMENDMENT 2005-1

Pursuant to the authority reserved to it under Section 8.2 of The Pep Boys – Manny, Moe & Jack Pension Plan (the “Pension Plan”), The Pep Boys – Manny, Moe & Jack (the “Company”) hereby amends the Pension Plan as follows:

1.                The definition of “Disability” in Section 2.1 of the Plan is amended in its entirety as follows:

“Disability means a disability that results in the Participant’s entitlement to long-term disability benefits under the Social Security Act.”

2.                The definition of “Employee” in Section 2.1 of the Plan is amended in its entirety as follows:

“Employee means any individual employed by the Employer as a common law employee.  An Employee does not include an independent contractor or any other person who the Employer determines, in its sole discretion based on the criteria set forth in Treasury Regulation section 31.3401(c)-1, is not is a common law employee.  If a person described in the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if the Employer is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by the Employer in settlement of any claim or action relating to such individual’s employment status), such individual will not become eligible to become a Participant in this Plan by reason of such reclassification or determination.”

3.                The definition of “Spouse” in Section 2.1 of the Plan is amended in its entirety to read as follows:

“Spouse  (Surviving Spouse) means the spouse or surviving spouse of the Participant or Former Participant, as the context requires, who is a person of the opposite gender who is the lawful husband or lawful wife of a Participant under the laws of the state or country of the Participant’s domicile; provided, however, that a former spouse shall be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.”

4.                Section 4.6(c) of the Pension Plan is amended in its entirety, effective as of January 1, 2006, to read as follows:

“(c)  Notice and Information to Participants. The Administrative Committee shall furnish each Participant or Former Participant, not more than 90 days and not less than 30 days prior to his Annuity Starting Date, with the following information regarding benefits payable under the Plan in written nontechnical language:

(1)   A general description or explanation of the automatic post-retirement Spouse’s benefit described in Section 4.6(b) and single life annuity benefit with payments guaranteed for 120 months described in Section 4.6(a) and notification of the Participant’s or Former Participant’s right to waive the right to receive his benefits in a qualified joint and survivor annuity or single life annuity with payments guaranteed for 120 months and the right to make or revoke a previous election to waive the qualified joint and survivor annuity or single life annuity with payments guaranteed for 120 months.

(2)   A general explanation of the relative values of each form of benefit available under the Plan and the relative financial effect on a Participant’s or Former Participant’s benefits of any of the foregoing elections.

(3)   Notification of the availability, upon written request of a Participant or Former Participant of an explanation of the financial effect of any of the foregoing elections upon the requesting Participant’s or Former Participant’s benefits under the Plan and notification that each Participant or Former Participant may make only one such request.

(4)   A general explanation of the rights of a Participant’s or Former Participant’s Spouse.

(5)   If the Participant or Former Participant requests an Annuity Starting Date prior to his Normal Retirement Date, notification of the Participant’s or Former Participant’s right to defer commencement of his benefit until his Normal Retirement Date.

Notwithstanding the foregoing, the Participant’s or Former Participant’s Annuity Starting Date may precede or be fewer than 30 days after the explanation described in this Section is provided if:

(A)  the Participant or Former Participant is given notice of his right to a 30-day period in which to consider whether to (1) waive the normal form of benefit and elect an optional form and (2) to the extent applicable, consent to the distribution;

(B)   the Participant or Former Participant affirmatively elects a distribution and a form of benefit and the Spouse, if necessary, consents to the form of benefit elected;

(C)   the Participant or Former Participant is permitted to revoke his affirmative election at any time prior to his Annuity Starting Date or, if later, the expiration of a 7-day period beginning on the day after the explanation described in this Section is provided to the Participant or Former Participant;

(D)  the Annuity Starting Date is after the earlier of (1) the date the Administrative Committee receives written notice of the Participant’s or Former Participant’s intent to begin receiving benefits or (2) the date the explanation described in this Section is provided to the Participant or Former Participant;

(E)   the distribution to the Participant or Former Participant does not commence before the expiration of the 7-day period described in paragraph (C) above; and

(F)   for Annuity Starting Dates on or after January 1, 2006, if the Annuity Starting Date precedes the date on which the explanation described in this Section is provided (i) monthly payments to the Participant or Former Participant shall equal the monthly payments the Participant or Former Participant would have received had the Participant or Former Participant actually begun to receive payments on the Annuity Starting Date; (ii) the Participant or Former Participant shall receive a make-up payment to reflect the payments that should have been made during the period beginning on the Participant’s Annuity Starting Date and ending on the date the Participant begins to receive payments (with an adjustment for interest); (iii) for purposes of Section 4.6(e), the identity of the Participant’s Spouse shall be determined as of the date benefits commence, except as otherwise provided in a qualified domestic relations order under Section 414(p) of the Code; (iv) either (I) the Participant’s or Former Participant’s Spouse, determined as of the date benefits commence, consents to the distribution, or (II) death benefits payable to the spouse under the form of distribution elected by the Participant or Former Participant shall not be less than the death benefits that would be paid to the Spouse under the fifty percent (50%) joint and survivor annuity described in Section 4.6(b) that commences after the date on which the Participant or Former Participant receives the explanation described in this Section; (v) the distribution satisfies the requirements of section 415 of the Code as of (I) the Annuity Starting Date and (II) unless the distribution commences less than 12 months after the Annuity Starting Date and the form of pension is subject to the valuation rules of section 417(e)(3) of the Code, the date the distribution commences; and (vi) the distribution satisfies the requirements of section 417(e)(3) of the Code as of the Annuity Starting Date; provided, however, that if the form of pension, determined as of the Annuity Starting Date, is subject to section 417(e)(3) of the Code, the distribution shall not be less than the Actuarial Equivalent of the benefit determined as of the date the distribution commences using the interest rate and mortality table used to calculate lump sum payments under the Plan.”

5.                Section 4.6(d) of the Pension Plan is amended, effective as of January 1, 2006, to delete the final paragraph thereof that begins, “The election period shall begin no earlier than….”

6.                Section 4.11 of the Pension Plan is amended in its entirety, effective as of March 28, 2005, to read as follows:

“4.11                       Cash-Out of Small Benefits.

(a)    Notwithstanding any other provision of the Plan, for distributions made on or after March 28, 2005, if the Actuarial Equivalent value of the vested Accrued Annual Pension or Normal Annual Pension payable as a single life annuity with payments guaranteed for 120 months payable to a Participant or Former Participant does not exceed $1,000, such benefit shall be paid in a single sum as soon as practicable after the Participant’s Termination.  A distribution pursuant to this subsection (a) shall not require the consent of the Participant or the consent of his Spouse.

(b)   For distributions made on or after March 28, 2005, a Participant who Terminates for any reason other than on account of death shall be eligible for a voluntary single sum payment of the Actuarial Equivalent of his vested Accrued Annual Pension or Normal Annual Pension under the Plan as set forth in this subsection (b).  If the Actuarial Equivalent value of the vested Accrued Annual Pension or Normal Annual Pension payable as a single life annuity with payments guaranteed for 120 months payable to a Participant or Former Participant is more than $1,000, but equal to or less than $5,000, determined as of the Participant’s date of Termination, the Participant shall be eligible to elect to receive payment of his vested Accrued Annual Pension or Normal Annual Pension in a single sum as settlement of all liabilities of the Plan in connection with the Participant in accordance with this Section 4.11(b), provided that such payment is made no later than the last day of the Plan Year following the Plan Year in which the Participant’s Termination occurred.  A distribution pursuant to this subsection (b) shall not require the consent of the Participant or the consent of his Spouse.

(c)    For distributions made on or after March 28, 2005, notwithstanding any other provision of this Article IV, the Actuarial Equivalent value of the Spouse’s death benefit payable to the Spouse of a Participant or Former Participant pursuant to Section 4.7 shall be distributed to such Spouse as soon as practicable following the Participant’s or Former Participant’s death if such Actuarial Equivalent value is $5,000 or less.

(d)   Notwithstanding any other provision of the Plan, if a Participant has attained his Normal Retirement Age and the Actuarial Equivalent value of the vested Accrued Annual Pension or Normal Annual Pension payable as a single life annuity with payments guaranteed for 120 months payable to a Participant or Former Participant does not exceed $5,000, such vested benefit shall be paid in a single sum as soon as administratively practicable following the later of the Participant’s Termination or attainment of Normal Retirement Age.  A distribution pursuant to this subsection (d) shall not require the consent of the Participant or the consent of his Spouse.

(e)    A Participant who has a zero vested interest in his Accrued Annual Pension shall be deemed to have received a distribution of his Accrued Annual Pension immediately upon his Termination of employment.”

7.                Section 4.13 of the Pension Plan is amended in its entirety, effective as of March 28, 2005, to read as follows:

“4.13                       Payments to an Alternate Payee.

(a)    Payments to an Alternate Payee pursuant to a qualified domestic relations order under Section 414(p) of the Code shall not be made prior to the date that the Participant or Former Participant has reached or would have reached his earliest retirement date under the Plan, except for any small payments provided under subsection (b).

(b)   In the event that the Actuarial Equivalent single sum value of the benefit payable to an Alternate Payee pursuant to a qualified domestic relations order under Section 414(p) of the Code does not exceed $5,000, such amount shall be paid to such Alternate Payee in a single sum as soon as practicable following the Administrative Committee’s receipt of the order and verification of its status as a qualified domestic relations order under Section 414(p) of the Code.”

IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the Company has caused this instrument to be executed this 20th day of December, 2005.

/s/THE PEP BOYS – MANNY, MOE & JACK